Exhibit 10.1

Brady Corporation
Brady Worldwide, Inc.
Tricor Direct, Inc.
Second Supplement to Note Purchase Agreement
Dated as of March 23, 2007
Re:         $150,000,000 5.33% Series 2007-A Senior Notes
Due March 23, 2017

Brady Corporation
Brady Worldwide, Inc.
Tricor Direct, Inc.
6555 West Good Hope Road
Milwaukee, WI 53223
Dated as of
March 23, 2007
To the Purchaser(s) named in
Schedule A hereto
Ladies and Gentlemen:
     This Second Supplement to Note Purchase Agreement (this “Supplement”) is among each of Brady Corporation, a Wisconsin corporation (the “Company”), Brady Worldwide, Inc., a Wisconsin corporation (“Brady Worldwide”), and Tricor Direct, Inc., a Delaware corporation (“Tricor Direct” and, together with the Company and Brady Worldwide, the “Obligors”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).
     Reference is hereby made to that certain Note Purchase Agreement dated as of June 28, 2004 (as supplemented and modified from time to time, the “Note Purchase Agreement”) among the Obligors and the purchasers listed on Schedule A thereto, which Note Purchase Agreement was supplemented pursuant to that certain First Supplement to Note Purchase Agreement dated as of February 14, 2006 (the “First Supplement”) among the Obligors and the additional purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.12 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Obligors and each Additional Purchaser shall execute and deliver a Supplement.
     The Company hereby agrees with the Purchaser(s) as follows:
     1. The Obligors have authorized the issue and sale of $150,000,000 aggregate principal amount of 5.33% Series 2007-A Senior Notes due March 23, 2017 (the “Series 2007-A Notes”). The Series 2007-A Notes, together with the Series 2004-A Notes initially issued pursuant to the Note Purchase Agreement, the Series 2006-A Notes issued pursuant to the First Supplement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 2007-A Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchasers and the Obligors.
     2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Obligors agree to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Obligors, Series 2007-A Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the Closing Date hereinafter defined.
     3. The sale and purchase of the Series 2007-A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the “Closing”) on March 23, 2007 or on such other Business Day thereafter on or prior to March 30, 2007 as may be agreed upon by the Obligors and the Purchasers (the “Closing Date”). At the Closing, the Obligors will deliver to each Purchaser the Series 2007-A Notes to be purchased by such Purchaser in the form of a single Series 2007-A Note (or such greater number of Series 2007-A Notes in denominations of at least $100,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Obligors or its order of immediately available funds for the benefit of the Obligors to Account Number 14068619, at M&I Bank, Milwaukee, Wisconsin, ABA Number 075000051, in the Account Name of “Brady Corporation.” If, at the Closing, the Obligors shall fail to tender such Series 2007-A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
     4. The obligation of each Purchaser to purchase and pay for the Series 2007-A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Sections 2.2 and 4 of the Note Purchase Agreement (other than Sections 4.1 and 4.13 thereof) with respect to the Series 2007-A Notes to be purchased at the Closing with the same force and effect as if each reference to “Series 2004-A Notes” (or words of similar import) set forth therein (and in the related Exhibits) was modified to refer the “Series 2007-A Notes” (or words of similar import) and each reference to “this Agreement” (or words of similar import) therein was modified to refer to the Note Purchase Agreement as supplemented by this Supplement and each reference to the “Closing Date” therein was modified to refer to the “Closing Date” as defined herein, and to the following additional conditions:
     (a) Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Obligors set forth in Section 5 of the Note Purchase Agreement shall be correct as of the Closing Date and the Obligors shall have delivered to each Purchaser an Officer’s Certificate, dated the Closing Date certifying that such condition has been fulfilled.

     (b) Each of the representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct as of the Closing Date and the Subsidiary Guarantors shall have delivered to each Purchaser an Officer’s Certificate, dated the Closing Date certifying that such condition has been fulfilled.
     (c) Contemporaneously with the Closing, the Obligors shall sell to each Purchaser, and each Purchaser shall purchase, the Series 2007-A Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.
     (d) Each Purchaser shall have received evidence, in form and substance satisfactory to it, of the consent of CT Corporation System in New York, New York to the appointment and designation provided for by Section 23 of the Note Purchase Agreement for the period from the Closing Date through March 23, 2018 (and the prepayment in full of all fees in respect thereof).
     5. On March 23, 2011 and on each March 23 thereafter to and including March 23, 2016, the Obligors will prepay $21,428,571 principal amount (or such lesser principal amount as shall then be outstanding) of the Series 2007-A Notes at par and without payment of Make-Whole Amount or any other premium. The entire unpaid principal amount of the Series 2007-A Notes shall become due and payable on March 23, 2017.
     Upon any partial prepayment of the Series 2007-A Notes pursuant to Section 8.2 of the Note Purchase Agreement or partial purchase thereof pursuant to Section 8.5 of the Note Purchase Agreement, the principal amount of each required prepayment of the Series 2007-A Notes becoming due under this Section 5 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series 2007-A Notes is reduced as a result of such prepayment or purchase.
     6. The term “Make-Whole Amount” means with respect to a Series 2007-A Note an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of the Series 2007-A Note, over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
     “Called Principal” means, with respect to a Series 2007-A Note, the principal of the Series 2007-A Note that is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.
     “Discounted Value” means, with respect to the Called Principal of a Series 2007-A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2007-A Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.
     “Reinvestment Yield” means, with respect to the Called Principal of a Series 2007-A Note, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “PX-1” on the Bloomberg Financial Market Screen (or such other display as may replace such display) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly on a straight line basis between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.
     “Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
     “Remaining Scheduled Payments” means, with respect to the Called Principal of a Series 2007-A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2007-A Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1 of the Note Purchase Agreement.
     “Settlement Date” means, with respect to the Called Principal of a Series 2007-A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

     8. Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series 2007-A Notes by such Purchaser.
     9. The Obligors and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

     The execution hereof shall constitute a contract between the Obligors and the Purchaser(s) for the uses and purposes hereinabove set forth, and this Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Brady Corporation
By	/s/ Barbara G. Bolens
	Name:	Barbara G. Bolens
	Title:	Vice President and Treasurer

Brady Worldwide, Inc.
By	/s/ Barbara G. Bolens
	Name:	Barbara G. Bolens
	Title:	Vice President and Treasurer

Tricor Direct, Inc.
By	/s/ Barbara G. Bolens
	Name:	Barbara G. Bolens
	Title:	Vice President and Treasurer

     Accepted as of the date first written above.

Bankers Life and Casualty Company
Conseco Life Insurance Company
Conseco Senior Health Insurance Company
Conseco Health Insurance Company
Washington National Insurance Company
By: 40/86 Advisors, Inc., acting as Investment Advisor

By	/s/ Timothy L. Powell
	Name:	Timothy L. Powell
	Title:	Vice President

State Farm Life Insurance Company
By	/s/ Julie Pierce
	Name:	Julie Pierce
	Title:	Senior Investment Officer

By	/s/ Jeff Attwood
	Name:	Jeff Attwood
	Title:	Investment Officer

Fort Dearborn Life Insurance Company By: Advantus Capital Management, Inc.
By	/s/ Theodore R. Hoxmeier
	Name:	Theodore R. Hoxmeier
	Title:	Vice President

Fidelity Life Association By: Advantus Capital Management, Inc.
By	/s/ Theodore R. Hoxmeier
	Name:	Theodore R. Hoxmeier
	Title:	Vice President

Colorado Bankers Life Insurance Company By: Advantus Capital Management, Inc.
By	/s/ Theodore R. Hoxmeier
	Name:	Theodore R. Hoxmeier
	Title:	Vice President

American Family Life Insurance Company
By	/s/ Phillip Hannifan
	Name:	Phillip Hannifan
	Title:	Investment Director

The Union Central Life Insurance Company
By:	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Agent

Ameritas Life Insurance Corp. By: Ameritas Investment advisors, Inc., as Agent
By	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Vice President, Fixed Income Securities

Acacia Life Insurance Company By: Ameritas Investment Advisors Inc. as Agent
By	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Vice President - Fixed Income Securities

Ameritas Variable Life Insurance Company By: Ameritas Investment Advisors Inc. as Agent
By	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Vice President - Fixed Income Securities

Horizon Blue Cross Blue Shield of New Jersey By: Alliance-Bernstein L.P., its Investment Advisor
By	/s/ Amy Judd
	Name:	Amy Judd
	Title:	Senior Vice President

Axa Equitable Life Insurance Company
By	/s/ Amy Judd
	Name:	Amy Judd
	Title:	Investment Officer

MONY Life Insurance Company
By	/s/ Amy Judd
	Name:	Amy Judd
	Title:	Investment Officer

Principal Life Insurance Company By: Principal Global Investors, LLC, a Delaware limited liability company, its Authorized Signatory
By	/s/ Debra Svoboda
	Name:	Debra Svoboda EPP
	Title:	Counsel

By	/s/ Alan P. Kress
	Name:	Alan P. Kress
	Title:	Counsel

Vantislife Insurance Company, a Connecticut company By: Principal Global Investors, LLC, a Delaware limited liability company, its Authorized Signatory
By	/s/ Debra Svoboda
	Name:	Debra Svoboda EPP
	Title:	Counsel

By	/s/ Alan P. Kress
	Name:	Alan P. Kress
	Title:	Counsel

State of Wisconsin Investment Board
By	/s/ Christopher P. Prestigiacomo
	Name:	Christopher P. Prestigiacomo
	Title:	Portfolio Manager

Modern Woodmen of America
By	/s/ W. Kenny Massey
	Name:	W. Kenny Massey
	Title:	President & CEO

Supplemental Representations
     Each Obligor represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct as of the Closing Date with respect to the Series 2007-A Notes with the same force and effect as if each reference to “Series 2004-A Notes” (or words of similar import) set forth therein was modified to refer to the “Series 2007-A Notes” (or words of similar import) and each reference to “this Agreement” (or words of similar import) therein was modified to refer to the Note Purchase Agreement as supplemented by the Second Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:
     Section 5.3. Disclosure. The Note Purchase Agreement, the First Supplement, the Second Supplement, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Obligors and the public filings made by any of the Obligors with the Securities and Exchange Commission, in connection with the transactions contemplated by the Note Purchase Agreement and the Second Supplement and the financial statements listed in Schedule 5.5 to the Second Supplement (the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as described in one of the documents, certificates, or other writings identified therein or herein, since July 31, 2006, there has been no change in the financial condition, operations, business or properties of the Obligors or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Obligors that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Obligors specifically for use in connection with the transactions contemplated by the Second Supplement.
     Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 to the Second Supplement contains (except as noted therein) complete and correct lists of (i) the Obligors’ Domestic Subsidiaries, and showing, as to each Domestic Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Obligors and each other Domestic Subsidiary, (ii) the Obligors’ Affiliates, other than Domestic Subsidiaries, and (iii) the Obligors’ directors and senior officers.
     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 to the Second Supplement as being owned by the Obligors and their Subsidiaries have been validly issued, are fully paid and nonassessable (subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006; for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 to the Second Supplement).

     (c) Each Domestic Subsidiary identified in Schedule 5.4 to the Second Supplement is a corporation or other legal entity duly incorporated (or organized if not a corporation), validly existing and in good standing (or equivalent status) under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing (or equivalent status) in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing (or equivalent status) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Domestic Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts.
     (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than the Note Purchase Agreement, the agreements listed on Schedule 5.4 to the Second Supplement and customary limitations imposed by corporate, limited liability company, limited partnership or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
     Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Obligors and their Subsidiaries listed on Schedule 5.5 to the Second Supplement. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Obligors and their Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and absence of footnotes).
     Section 5.9. Taxes. The Obligors and the Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Obligors or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. None of the Obligors knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Obligors and their Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Obligors and their Domestic Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended July 31, 2002.

     Section 5.12. Compliance with ERISA. (a) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. None of the Obligors nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.
     (b) None of the Obligors or any ERISA Affiliate maintains, contributes to, or has any liability or contingent liability with respect to any Plan which is subject to Title IV of ERISA.
     (c) The Obligors and their ERISA Affiliates have not incurred any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
     (d) The expected post-retirement benefit obligation (determined as of July 31, 2006, the last day of the Obligors’ most recently ended fiscal year, in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Obligors and their Subsidiaries is not greater than $16,000,000.
     (e) The execution and delivery of the Second Supplement and the issuance and sale of the Series 2007-A Notes thereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 of the Note Purchase Agreement as to the sources of the funds to be used to pay the purchase price of the Series 2007-A Notes to be purchased by such Purchaser.
     Section 5.13. Private Offering by the Obligors. None of the Obligors nor anyone acting on their behalf has offered the Series 2007-A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 30 other Institutional Investors, each of which has been offered the Series 2007-A Notes at a private sale for investment. None of the Obligors nor anyone acting on any Obligor’s behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Obligors will apply the proceeds of the sale of the Series 2007-A Notes to repay outstanding Debt and for general corporate purposes. No part of the proceeds from the sale of the Series 2007-A Notes pursuant to the Second Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Obligors in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Obligors and their Subsidiaries and the Obligors do not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
     Section 5.15. Existing Debt; Future Liens. (a) Schedule 5.15 to the Second Supplement sets forth a complete and correct list of all outstanding Debt of the Obligors and their Subsidiaries as of January 31, 2007, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Obligors or their Subsidiaries. None of the Obligors nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of any Obligor or such Subsidiary and no event or condition exists with respect to any Debt of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
     (b) Except as disclosed in Schedule 5.15 to the Second Supplement, none of the Obligors nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3 of the Note Purchase Agreement.
     Section 5.19. Notes Rank Pari Passu. The obligations of the Obligors under the Note Purchase Agreement, the Second Supplement and the Notes rank pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of the Obligors, including, without limitation, all unsecured Senior Debt of the Obligors described in Schedule 5.15 to the Second Supplement.

Form of Series 2007-A Note
Brady Corporation
Brady Worldwide, Inc.
Tricor Direct, Inc.
5.33% Series 2007-A Senior Note due March 23, 2017

No. [_________] $[____________]	March 23, 2007 PPN 10468* AC8
     For Value Received, each of the undersigned, Brady Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, Brady Worldwide, Inc., a corporation organized and existing under the laws of the State of Wisconsin (“Brady Worldwide”), and Tricor Direct, Inc., a corporation organized and existing under the laws of the State of Delaware (“Tricor Direct” and, together with the Company and Brady Worldwide, the “Obligors”), jointly and severally hereby promise to pay to [____________], or registered assigns, the principal sum of [____________] Dollars on March 23, 2017, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.33% per annum from the date hereof, payable semiannually, on the 23rd day of March and September in each year, commencing on the first of such dates after the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 7.33%.
     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
     This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to a Supplement to the Note Purchase Agreement dated as of June 28, 2004 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Obligors, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representations set forth in Section 6 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Obligors, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.
     This Note is registered with the Obligors and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.
     The Obligors will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement (including as specified in the Second Supplement). This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
     Pursuant to the Subsidiary Guaranty Agreement dated as of June 28, 2004 (as amended or modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Obligors have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Obligors of their obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.
     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
     Notwithstanding any other provision of this Note or the Note Purchase Agreement, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest that may be charged on this Note under applicable law, and this Note is expressly made subject to the provisions of the Note Purchase Agreement which more fully set out the limitations on how interest may be accrued, charged or paid on this Note.
     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Brady Corporation
By:
Name:
Title:

Brady Worldwide, Inc.
By:
Name:
Title:

Tricor Direct, Inc.
By:
Name:
Title: